                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             GEOSCIENCE CORPORATION
                                       AT
                              $6.71 NET PER SHARE
                                       BY
                            SERCEL ACQUISITION CORP.
                       A DIRECT, WHOLLY OWNED SUBSIDIARY
                                       OF
                                  SERCEL, INC.
                                      AND
                      AN INDIRECT, WHOLLY OWNED SUBSIDIARY
                                       OF
                       COMPAGNIE GENERALE DE GEOPHYSIQUE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK, CITY TIME, ON FRIDAY, DECEMBER 10, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                October 29, 1999

To Our Clients:

    Enclosed for your consideration are the Offer To Purchase, dated
October 29, 1999 (the "Offer To Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the offer by Sercel Acquisition Corp. (the "Purchaser"), a direct, wholly owned subsidiary of Sercel, Inc. and an indirect, wholly owned subsidiary of Compagnie Generale de Geophysique (the "Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of GeoScience Corporation (the "Company") at a purchase price of $6.71 per Share, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer To Purchase and the related Letter of Transmittal enclosed herewith. Holders of Shares ("Stockholders") whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to Continental Stock Transfer & Trust Company (the "Depositary") or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer To Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer To Purchase.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

1. The tender price is $6.71 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares that, together with any Shares to be acquired by the Parent pursuant to the Shareholder Agreement (as defined in the Offer To Purchase) and any Shares then owned by the Parent or any of its subsidiaries, constitutes at least 70% of the Shares outstanding on a fully diluted basis on the date of purchase. The Offer is also conditioned on the Parent satisfying the Financing Conditions (as defined in the Offer to Purchase). In addition, the

    Offer is subject to other conditions set forth in the Offer To Purchase. See the Introduction and Sections 1, 12, 14 and 15 of the Offer To Purchase.

3.  The Offer is being made for all outstanding Shares.

4. Tendering Stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, December 10, 1999, unless the Offer is extended.

6. The Board of Directors of the Company has unanimously determined that the Offer and the Merger (as such terms are defined in the Offer To Purchase) are in the best interests of the Stockholders, approved the Offer and the Merger and unanimously recommends that Stockholders accept the Offer and tender their Shares pursuant to the Offer.

7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates for Shares or a timely Book-Entry Confirmation (as defined in the Offer To Purchase) with respect to such Shares pursuant to the procedures set forth in Section 3 of the Offer To Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message (as defined in the Offer To Purchase)), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Stockholders at the same time depending upon when Certificates for or confirmations of book-entry transfer of such Shares are actually received by the Depositary.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. An envelope to return your instructions to us is enclosed. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) Stockholders residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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
                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             GEOSCIENCE CORPORATION
                                       AT
                              $6.71 NET PER SHARE
                                       BY
                            SERCEL ACQUISITION CORP.
                       A DIRECT, WHOLLY OWNED SUBSIDIARY
                                       OF
                                  SERCEL, INC.
                                      AND
                      AN INDIRECT, WHOLLY OWNED SUBSIDIARY
                                       OF
                       COMPAGNIE GENERALE DE GEOPHYSIQUE

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer To Purchase, dated October 29, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Sercel Acquisition Corp. (the "Purchaser"), a direct, wholly owned subsidiary of Sercel, Inc. and an indirect, wholly owned subsidiary of Compagnie Generale de Geophysique, to purchase all outstanding shares of common stock ("Shares") of GeoScience Corporation at a purchase price of $6.71 per Share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer To Purchase.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:* ____________Shares

Date: ____________, ____

                                   SIGN HERE

Signature(s): __________________________________________________________________

Print Name(s): _________________________________________________________________

Print Address(es): _____________________________________________________________

Area Code and Telephone Number(s): _____________________________________________

Taxpayer Identification or Social Security Number(s): __________________________

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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